UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 2, 2026

INNOVATE CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-35210	54-1708481
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

295 Madison Ave., 12th Floor
New York, NY	10017
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(212) 235-2691

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	VATE	New York Stock Exchange
Preferred Stock Purchase Rights	N/A	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 1.01	Entry into a Material Definitive Agreement

The information set forth in Item 2.01 below regarding consents to amend the indenture governing the 9.500% Convertible Senior Secured Notes due 2027 (the “Convertible Notes”) of INNOVATE Corp., a Delaware corporation (the “Company”) is incorporated by reference into this Item 1.01.

Item 1.02	Termination of a Material Definitive Agreement

As described under Item 2.01 below, on October 5, 2026, the Company completed its previously announced sale of DBMG Global, Inc., a Delaware corporation (“DBMG”), through the Transaction (as defined below). In connection with the closing of the Transaction, on October 5, 2026, the Company repaid in full all outstanding obligations under its revolving credit agreement with MSD PCOF Partners IX, LLC (the “Revolving Line of Credit”), including all accrued and unpaid interest and fees, in an aggregate amount of approximately $20.7 million. Upon such repayment, the Revolving Line of Credit was terminated. The Revolving Line of Credit had a maximum commitment of $20.0 million, bore interest at a rate per annum equal to SOFR plus 5.75%, and had a maturity date of December 31, 2026.

Also, in connection with the closing of the Transaction, on October 5, 2026, DBMG repaid in full all outstanding obligations under the Amended and Restated Credit Agreement, dated May 20, 2025, by and among DBMG, the lenders party thereto from time to time and UMB BANK, N.A. (the “DBMG Credit Agreement”), including all accrued and unpaid interest and fees, in an aggregate amount of approximately $68.7 million. Upon such repayment, the DBMG Credit Agreement was terminated. The DBMG Credit Agreement provided for senior secured debt financing consisting of (i) a revolving credit facility in an aggregate amount of $135.0 million and (ii) a term loan facility in the amount of $85.0 million, in each case maturing on May 20, 2030.

Item 2.01	Completion of Acquisition or Disposition of Assets

On October 5, 2026, the Company completed its previously announced sale of DBMG pursuant to that certain Transaction Agreement (the “Transaction Agreement”) by and among the Company, IES Holdings, Inc., a Delaware corporation (“Buyer”), IES Merger Sub, Inc., a Delaware corporation (“Merger Sub”) and DBM Global Intermediate Holdco Inc., a Delaware corporation (together with the Company, “Seller”). Upon the terms and subject to the conditions of the Transaction Agreement, (i) Seller sold, and Merger Sub purchased from Seller, approximately 91.21% of the outstanding shares of common stock of DBMG (the “Acquisition”) and (ii) immediately following the Acquisition, Merger Sub merged with and into DBMG pursuant to Section 253 of the Delaware General Corporation Law (“DGCL”), with DBMG surviving the merger as a wholly owned subsidiary of Buyer (the “Merger” and, together with the Acquisition, the “Transaction”).

The consideration paid to Seller at the closing of the Merger, representing Seller’s approximately 91.21% pro rata share of the purchase price, consisted of (i) 430,974 shares of the Buyer’s common stock (as adjusted for Buyer’s two-for-one stock split effected on August 21, 2026), par value $0.01 per share (the “Stock Consideration”) and (ii) approximately $378 million in cash. The cash portion reflects Seller’s cash consideration of approximately $453 million announced at signing, as adjusted pursuant to the terms of the Transaction Agreement for cash, indebtedness, and other customary adjustments. Each of the other DBMG stockholders, collectively representing the remaining approximately 8.79% of outstanding shares of DBMG common stock, will be entitled to receive its pro rata share of the purchase price entirely in cash (subject to customary adjustments), unless such stockholder has made a proper demand for appraisal in accordance with Section 262 of the DGCL. As described under Item 1.02 above, obligations under the DBMG Credit Agreement were repaid at closing, which reduced the cash proceeds of the Transaction. The cash consideration paid to Seller is subject to additional adjustments as set forth in the Transaction Agreement, to be finalized following delivery of a post-closing statement and, if necessary, resolution of any disputes through an independent accounting firm.

Additionally, Buyer paid Seller $35 million in cash at the closing of the Transaction as compensation for costs and obligations to be borne by Seller in connection with a joint tax election under Section 338 of the Internal Revenue Code to be made with respect to the Transaction. Including this payment, Seller received total cash of approximately $413 million at closing.

The Company has applied $20.7 million of the net cash proceeds from the Transaction to repay the Revolving Line of Credit including all accrued and unpaid interest and fees and intends to use the remainder of the net cash proceeds from the Transaction to reduce its outstanding indebtedness. Specifically, the Company expects to use the remaining net cash proceeds from the Transaction, as well as any proceeds from sale of the Stock Consideration, to mandatorily redeem the Company’s 10.500% Senior Secured Notes due 2027 (the “Senior Secured Notes”) and Convertible Notes.

The Company has issued a notice of redemption in respect of $325 million principal amount of its Senior Secured Notes on October 5, 2026, and will redeem those notes on October 15, 2026 for a cash purchase price equal to 100% of the principal amount thereof plus accrued and unpaid interest to, but excluding, the date of redemption. The Company intends to redeem the remaining Senior Secured Notes within 15 days after receipt of proceeds from sale of the Stock Consideration following expiration of the related Lock-Up Period (as defined below).

The Company also intends to apply proceeds from sale of the Stock Consideration to redeem the Convertible Notes, unless alternative financing becomes available. The Company has obtained the consent of holders of all outstanding Convertible Notes to enter into a supplemental indenture (the “Supplemental Indenture”) to the indenture, dated August 4, 2025 (the “Indenture”), among the Company, certain subsidiary guarantors, and U.S. Bank Trust Company, National Association, as trustee and collateral trustee, governing the Convertible Notes. The Supplemental Indenture will amend the Indenture to require the redemption of all Convertible Notes on the 15th business day following the termination of the Lock-Up Period (as defined below) for a cash purchase price equal to 100% of the principal amount thereof plus accrued and unpaid interest to, but excluding, the date of redemption.

This Current Report does not constitute a notice of redemption of any security.

Under the Transaction Agreement, the Stock Consideration will be subject to a lock-up period following closing of the Transaction, which will expire upon the earlier to occur of 60 days after the closing date of the Transaction and the date that the Registration Statement (as defined below) is declared effective (the “Lock-Up Period”). The Transaction Agreement provides that Buyer will use its commercially reasonable efforts (i) if eligible for automatic effectiveness, to file the Registration Statement on an automatically effective basis promptly after it files its Annual Report on Form 10-K in respect of its fiscal year ended September 30, 2026, or (ii) otherwise to file the Registration Statement as promptly as practicable following the closing of the Transaction. The registration statement to register the resale by Seller of all shares received as Stock Consideration (the “Registration Statement”) is subject to the terms set forth in the Transaction Agreement. The Stock Consideration is subject to additional terms and conditions set forth in a lock-up agreement entered into by the Company and Buyer at the closing of the Transaction (the “Lock-Up Agreement”). The cash portion of the proceeds that Seller received from the Transaction will not of itself be sufficient to repay the Company’s debt instruments that will come due, and the amount of proceeds received from any sale of the stock portion of the consideration for the Transaction will depend upon market prices at the time of such sale.

The foregoing descriptions of the Transaction Agreement and Lock-Up Agreement do not purport to be complete and are qualified in their entirety by reference to (i) the Transaction Agreement, which was filed as Exhibit 1.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 10, 2026 and incorporated herein by reference and (ii) the Lock-Up Agreement, a form of which was filed with the Transaction Agreement as Exhibit F thereto and is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 2, 2026, the Compensation Committee of the Board of Directors of the Company designated all equity awards outstanding under the Company’s Second Amended and Restated 2014 Omnibus Equity Award Plan (the “Plan”) at the closing of the Transaction (the “Outstanding Awards”) as Replacement Awards under Section 13(b) of the Plan. As a result of such designation, the vesting of the Outstanding Awards will not accelerate solely as a result of the closing of the Transaction, but will only accelerate upon the occurrence of an Involuntary Termination (as defined in the Plan) of the applicable participant within two years following the closing of the Transaction.

Item 7.01	Regulation FD Disclosure
On October 5, 2026, the Company issued a press release announcing the closing of the Transaction. A copy of the press release is attached hereto as Exhibit 99.1.

The information in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing.

Forward Looking Statements

Certain statements in this Current Report on Form 8-K may constitute “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements generally relate to future events, including statements regarding the anticipated benefits of the Transaction to the Company; the future business, operations and prospects of DBMG following the Merger; the Company’s strategy with respect to its capital structure; entry into the Supplemental Indenture; and the Company's intended use of proceeds from the Transaction (including redemption of its Senior Secured Notes and Convertible Notes). You are cautioned that such statements are not guarantees of future performance and that the Company’s actual results may differ materially from those set forth in the forward-looking statements. All of these forward-looking statements are subject to risks and uncertainties that may change at any time. Factors that could cause the Company’s actual expectations to differ materially from these forward-looking statements include, but are not limited to (i) the risk that the anticipated benefits of the Transaction are not realized; (ii) litigation; (iii) the effect of the completion of the Merger on the Company’s or DBMG’s business; (iv) the performance of DBMG; (v) macroeconomic conditions and changes in applicable law or regulation; and (vi) the other factors under the heading “Risk Factors” set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 and in the prospectus supplement dated August 10, 2026 filed by the Company with the SEC. You should not place undue reliance on these forward-looking statements, which are made only as of the date of this Current Report on Form 8-K. The Company does not undertake any obligation to publicly update or revise forward-looking statements to reflect subsequent developments, events, or circumstances, except as may be required under applicable securities laws.

Item 9.01	Financial Statements and Exhibits.

(b)    Pro Forma Financial Information

Unaudited pro forma condensed consolidated financial information of the Company giving effect to the Transaction was previously filed as Exhibit 99.2 to the Company’s Current Report on Form 8-K filed with the SEC on August 10, 2026 and is incorporated herein by reference.

(d)    Exhibits

Exhibit No.	Description
1.1
Transaction Agreement dated August 7, 2026, by and among INNOVATE Corp., DBM Global Intermediate Holdco Inc., IES Holdings, Inc. and Merger Sub (including Form of Lock-Up Agreement as Exhibit F) (incorporated by reference to Exhibit 1.1 to the Current Report on Form 8-K filed by INNOVATE on August 10, 2026) (File No. 001-35210)

99.1	Press release issued by INNOVATE Corp., dated October 5, 2026, titled “INNOVATE Completes Sale of DBM Global to IES Holdings”
99.2
Unaudited Pro Forma Condensed Consolidated Financial Information of INNOVATE Corp. (incorporated by reference to Exhibit 99.2 to the Current Report on Form 8-K filed by INNOVATE on August 10, 2026) (File No. 001-35210)

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 5, 2026

INNOVATE Corp. (Registrant)

By:	/s/ Michael J. Sena
Name: Michael J. Sena
Title: Chief Financial Officer